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                                                  Exhibit 23.2





                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                 ------------------------------------------


As independent public accountants, we hereby consent to the use in this Form 10-K of our report dated February 14, 1994, appearing as Exhibit 99.3 to this Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation of our report included in this Form 10-K into the Company's previously filed registration statement on Form S-8 (No. 33-14058), including the prospectus therein, pertaining to the Michael Baker Corporation Employee Stock Ownership Plan. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1993 or performed any audit procedures subsequent to the date of our report.


                                      /s/ Arthur Andersen LLP
                                     -------------------------
                                      ARTHUR ANDERSEN LLP


Pittsburgh, Pennsylvania
   March 28, 1996